Exhibit 5.1

8 May 2019	Our Ref: DW/THTW/A5122-H15134

Ambow Education Holding Ltd.

12th Floor, No 1 Financial Street

Chang An Center

Shijingshan District

Beijing, 100043

People’s Republic of China

Dear Sir or Madam

AMBOW EDUCATION HOLDING LTD.

We have acted as Cayman Islands legal advisers to Ambow Education Holding Ltd. (the “Company”) in connection with the registration for issuance and sale from time to time, on a delayed basis, by the Company of (i) Class A ordinary shares, par value US$0.003 per share (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADSs”), each ADS representing two Ordinary Shares, (ii) preferred shares, par value US$0.003 per share (“Preferred Shares”, and together with the Ordinary Shares and ADSs, “Equity Securities”) (iv) debt securities of the Company (”Debt Securities”), in one or more series, (v) warrants to purchase Equity Securities or Debt Securities (“Warrants”), (vi) subscription rights to purchase Equity Securities or Debt Securities (“Rights”) (vi) and/or (vii) units consisting of one or more of the foregoing (“Units”), in each case as contemplated by the Form F-3 Registration Statement (“Registration Statement”), filed by the Company under the U.S. Securities Act of 1933, as amended with the U.S. Securities and Exchange Commission (the "Commission") on or about 8 May 2019. The Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units being registered are for a maximum aggregate offering price of US$100,000,000.00. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

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Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.	With respect to Ordinary Shares and Preferred Shares, when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such Ordinary Shares or Preferred Shares, as the case may be, will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” and "Description of Shares and Governing Documents" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (hong kong)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 22 June 2007, Sixth Amended and Restated Memorandum and Articles of Association as adopted on 30 June 2015 (the "Memorandum and Articles"), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the "Company Records").

2.	A Certificate of Good Standing dated 24 April 2019 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

3.	Copies of executed written resolutions of the Board of Directors of the Company dated 18 May 2018, and certified true extract of the executed written resolutions of the Board of Directors of the Company passed on 3 May 2019 dated 8 May 2019, setting out the resolutions relating to the Registration Statement (the "Resolutions").

4.	A certificate from a director of the Company dated 8 May 2019, a copy of which is attached hereto (the "Director's Certificate").

5.	The Company's draft registration statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission on or about 6 May 2019.

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Schedule 2

ASSUMPTIONS

1.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to or in connection with the documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.	The resolutions authorising the issuance of the Equity Securities, Debt Securities, Warrants, Rights and Units are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.	The originals of all documents examined in connection with this opinion are authentic. The documents conform in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

4.	The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Equity Securities, Debt Securities, Warrants, Rights and Units and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	On the date of issue of the Ordinary Shares and Preferred Shares the Company shall have sufficient authorised but unissued share capital available.

7.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8.	The Company has received, or will on issue of the relevant Equity Securities, Debt Securities, Warrants, Rights and Units receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.	The Company has, or will on issue of the relevant Ordinary Shares and Preferred Shares have, issued and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth herein.

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Schedule 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director's Certificate.